                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant                            [X]
Filed by party other than the registrant           [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         ------------------------------

                          OPTICAL SENSORS INCORPORATED
                (Name of Registrant as Specified In Its Charter)

                          OPTICAL SENSORS INCORPORATED
                   (Name of Person(s) Filing Proxy Statement)

                         ------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1      Title of each class of securities to which transaction applies:

               ------------------------------
        2      Aggregate number of securities to which transaction applies:

               ------------------------------
        3 Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ------------------------------
        4      Proposed maximum aggregate value of transaction:

               ------------------------------
        5      Total fee paid:


[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1      Amount Previously Paid:

               ------------------------------
        2      Form, Schedule or Registration Statement No.:

               ------------------------------
        3      Filing Party:

               ------------------------------
        4      Date Filed:

                          OPTICAL SENSORS INCORPORATED
                       7615 Golden Triangle Drive, Suite A
                          Minneapolis, Minnesota 55344



TO THE STOCKHOLDERS OF OPTICAL SENSORS INCORPORATED:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held on Thursday, May 6, 1999, at 3:30 p.m., local time, at the Hotel Marriot Southwest, 5801 Opus Parkway, Minnetonka, Minnesota.

        The formal Notice of Meeting, Proxy Statement and form of proxy are enclosed.

        Whether or not you plan to attend the meeting, please date, sign and return the enclosed proxy in the envelope provided as soon as possible so that your vote will be recorded.


                                          Very truly yours,

                                          /s/ Paulita M. LaPlante

                                          Paulita M. LaPlante
                                          President and Chief Executive Officer

April 2, 1999


                          PLEASE SIGN, DATE AND RETURN
                           THE ENCLOSED PROXY PROMPTLY
                         TO SAVE THE COMPANY THE EXPENSE
                           OF ADDITIONAL SOLICITATION.

                          OPTICAL SENSORS INCORPORATED
                       7615 Golden Triangle Drive, Suite A
                          Minneapolis, Minnesota 55344

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1999

                          -----------------------------


TO THE STOCKHOLDERS OF OPTICAL SENSORS INCORPORATED:

        Notice is hereby given that the Annual Meeting of Stockholders of Optical Sensors Incorporated, a Delaware corporation (the "Company"), will be held on Thursday, May 6, 1999, at 3:30 p.m., local time, at the Hotel Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, for the following purposes:

        1. To elect six (6) persons to serve as directors until the next annual meeting of stockholders or until their respective successors shall be elected and qualified.

        2. To ratify the appointment of Ernst & Young LLP, certified public accountants, as independent auditors for the Company for the fiscal year ending December 31, 1999.

        3. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on March 22, 1999 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

                                          By Order of the Board of Directors,

                                          /s/ Wesley G. Peterson

                                          Wesley G. Peterson
                                          Secretary

April 2, 1999
Minneapolis, Minnesota

--------------------------------------------------------------------------------
        YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. NO ADMISSION TICKET OR OTHER CREDENTIALS WILL BE NECESSARY. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING AND MAILING YOUR PROXY IN THE REPLY ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                          OPTICAL SENSORS INCORPORATED
                       7615 Golden Triangle Drive, Suite A
                          Minneapolis, Minnesota 55344

                               ------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                   May 6, 1999

                               ------------------

                                  INTRODUCTION

        The Annual Meeting of Stockholders of Optical Sensors Incorporated (the "Company") will be held on Thursday, May 6, 1999, at 3:30 p.m., local time, at the Hotel Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, or at any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Meeting.

        A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock, $.01 par value (the "Common Stock") will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of the Common Stock.

        Any stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by stockholders. Proxies that are signed by stockholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the nominees for directors listed in this Proxy Statement.

        THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

        The Company expects that this proxy material will first be mailed to stockholders on or about April 2, 1999.

                                VOTING OF SHARES

        Only holders of the Common Stock of record at the close of business on March 22, 1999 will be entitled to vote at the Annual Meeting. On March 22, 1999, the Company had 8,841,123 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting.

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (4,420,562 shares) will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

        Holders of shares of Common Stock are not entitled to cumulate voting rights.

        The election of a nominee for director requires the approval of a plurality of the shares present and entitled to vote in person or by proxy and the approval of the other proposals described in this Proxy Statement requires the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Annual Meeting). Shares represented by a proxy card including any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter.

                              ELECTION OF DIRECTORS

                                   PROPOSAL 1

Nomination

        The Bylaws of the Company provide that the number of directors must be at least one or such other number as shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors of the Company (the "Board") has set its size at six and has nominated the six individuals named below to serve as directors of the Company until the next annual meeting of stockholders or until their respective successors have been elected and qualified. All of the nominees are current members of the Board. Dr. Nicoloff and Messrs. Humphries, Peterson, Egen and Meelia were elected at the 1998 Annual Meeting of Stockholders, and Ms. LaPlante was elected by the Board, pursuant to its authority under the Company's Bylaws to elect directors between stockholder meetings, in September 1998.

        Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of each director requires the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of each of the nominees listed below. In the absence of other instructions, the proxies will be voted FOR the election of each of the nominees named below. If prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Nominees

        The following table sets forth certain information as of March 1, 1999, which has been furnished to the Company by each of the persons who has been nominated by the Board to serve as directors for the ensuing year.

      Name of Nominee        Age       Principal Occupation           Director Since
-------------------------  -------  -------------------------------   --------------
Paulita M. LaPlante          41     President and Chief Executive         1998
                                    Officer of the Company

Sam B. Humphries (1)         56     President and Chief Executive         1991
                                    Officer of American Medical
                                    Systems, Inc.

Richard B. Egen (1)          59     President and Chief Executive         1997
                                    Officer of NephRx Corporation

Richard J. Meelia (2)        50     President and Chief Executive         1997
                                    Officer of The Kendall Company

Demetre M. Nicoloff, M.D.    65     Cardiac Surgeon and Senior            1989
                                    Partner of Cardiac Surgical
                                    Associates

Gary A. Peterson (2)         47     President and Chief Executive         1990
                                    Officer of BATON Development,
                                    Inc.
--------------------

(1) Member of the Audit Committee
(2) Member of the Compensation Committee

Other Information About Nominees

        Paulita M. LaPlante has been the President and a Director of the Company since September 1998, and Chief Executive Officer of the Company since December 1998. From June 1994 to September 1998, Ms. LaPlante served as the Company's Vice President of Worldwide Sales, Marketing and Business Development and was Director of Marketing and Business Development from April 1992 to June 1994. She also served as the Company's interim Vice President of Research and Development from January 1994 to September 1994. From 1986 to April 1992, Ms. LaPlante held a variety of positions with American Medical Systems, Inc., including Manager for Prostate Products, Manager of New Business Development and Manager of Worldwide Technical Training.

        Sam B. Humphries has been a Director of the Company since October 1991. Mr. Humphries has served as the President and Chief Executive Officer of American Medical Systems, Inc., a medical device manufacturer, since September 1998. Mr. Humphries served as President and Chief Executive Officer of the Company from October 1991 to September 1998. From January 1988 to October 1991, he served as President and Chief Executive Officer of American Medical Systems. Mr. Humphries also served as a member of the Board of Directors of the Hospital Products Group at Pfizer, Inc. Mr. Humphries is a Director of Universal Hospital Services, Inc. and American Medical Systems.

        Richard B. Egen has been a Director of the Company since June 1997. Mr. Egen is the President and Chief Executive Officer of NephRx Corporation, a biotechnology company formed to commercialize kidney growth factor technology developed at the University of Chicago. From January 1996 to December 1996, Mr. Egen served as a consultant to Baxter International, Inc. ("Baxter") and Nestle, S.A. ("Nestle") for clinical nutrition and start up medical companies. From January 1989 to December 1995, he served as President and Chief Executive Officer of Clintec International, Inc., a joint venture between Baxter and Nestle that develops, manufactures, markets and distributes clinical nutrition solutions and formulations. Prior to joining Clintec International, Inc., Mr. Egen served in several positions at Baxter, including Senior Vice President and a member of Baxter's Senior Management Committee. Mr. Egen is a member of the Board of Directors of Aksys, Ltd.

        Richard J. Meelia has been a Director of the Company since June 1997. Mr. Meelia has been the President and Chief Executive Officer of The Kendall Company, a wholly-owned subsidiary of Tyco International Ltd. that manufactures a diverse line of healthcare and specialty products, since July 1995. From January 1991 to July 1995, Mr. Meelia served as Group President of Kendall Healthcare Products Company. From January 1987 to December 1990, Mr. Meelia served as President of Infusaid, Inc., a division of Pfizer, Inc. that manufactures and markets implantable infusion pumps and ports. From 1973 to 1987, he served in a variety of sales and marketing positions with divisions of American Hospital Supply Corporation.

        Demetre M. Nicoloff, M.D. has been a Director of the Company since July 1989. Dr. Nicoloff has been a cardiac surgeon for more than 15 years, and is presently a Senior Partner of Cardiac Surgical Associates with practices at the Minneapolis Heart Institute and the St. Paul Heart and Lung Institute. Dr. Nicoloff is a member of the Board of Directors of Applied Biometrics, Inc. and Jundt Associates Funds.

        Gary A. Peterson has been a Director of the Company since June 1990. Mr. Peterson is the President and Chief Executive Officer of BATON Development, Inc., a virtual incubator for medical products, as well as the Managing Member of BATON Ventures L.L.C. and the Venture Partner in Affinity Ventures II L.L.C., both venture capital funds. Mr. Peterson has also been the President of Peterson-Spencer-Fansler Company, a capital sourcing and operational consulting company, since 1991 and a General Partner of PSF Advisors, the General Partner of PSF Health Care Fund L.P., a venture capital limited partnership. He was also President of Peterson-Spencer-Fansler Investments, Inc., a registered broker-dealer and a registered investment advisor. From 1986 through 1994, Mr. Peterson served as President of Genesis Venture Development, Inc., a venture capital fund management company. Mr. Peterson was a founder of Angiomedics Incorporated and served in the capacities of Chief Operating Officer and Executive Vice President from its inception in 1983 to 1986 at which time Angiomedics was acquired by Pfizer, Inc. Mr. Peterson continues to be a director of numerous privately held medical companies.

Information About the Board and its Committees

        The Board of Directors met or took written action 11 times during 1998. All of the Directors, except Dr. Nicoloff, attended 75% or more of the meetings of the Board and all such committees on which they served during 1998.

        The Board has established an Audit Committee and a Compensation Committee. The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to accounting, auditing, operating and reporting practices of the Company, and reviews the annual financial statements of the Company, the selection and work of the Company's independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. During 1998, the Audit Committee consisted of Mr. Egen and former board member Dr. Haque and met once during fiscal 1998. Mr. Egen and Mr. Humphries will serve as members of the Audit Committee during fiscal 1999.

        The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Company's directors, executive officers and key managers, and acts on such other matters relating to their compensation as it deems appropriate. In addition, the Compensation Committee administers the Company's stock option plans, pursuant to which incentive stock options and non-statutory stock options may be granted to eligible key employees, officers, directors and consultants of the Company, and the Company's Employee Stock Purchase Plan, pursuant to which employees of the Company may purchase shares of Common Stock directly from the Company on favorable terms through payroll deductions. The Compensation Committee consisted of Mr. Nehra and Mr. Peterson and met or took written action seven times during fiscal 1998. Mr. Meelia and Mr. Peterson will serve as members of the Compensation Committee during fiscal 1999. See "Executive Compensation and Other Benefits-- Compensation Committee Report on Executive Compensation."

Director Compensation

        Directors of the Company receive no cash compensation for their services as members of the Board of Directors, although their out-of-pocket expenses incurred on behalf of the Company are reimbursed. Prior to October 1995, the Company's 1993 Stock Option Plan provided for the automatic grant to each director who is not an employee of the Company an option to purchase 888 shares of Common Stock on each anniversary of their initial election to the Board, which became exercisable one year after the date of the grant. On October 3, 1995, this provision in the 1993 Stock Option Plan was terminated and all of the non-employee directors of the Company were granted an option to purchase 15,555 shares of Common Stock at a price of $2.70 per share. These options become exercisable, on a cumulative basis, with respect to 25% of the shares covered by the option, on each of the first four anniversary dates of the grant. In June 1997, each of Messrs. Egen and Meelia were granted an option to purchase 16,000 shares of Common Stock at a price equal to the market value on the date of the grant. These options become exercisable, on a cumulative basis, with respect to 25% of the shares covered by the option, on each of the first four anniversary dates of the grant.

        On September 11, 1998, the Company and Sam B. Humphries entered into a board advisory agreement ("Board Advisory Agreement") that will terminate upon the earlier of (i) the Company's 1999 Annual Meeting of Stockholders or (ii) May 31, 1999, unless sooner terminated pursuant to the provisions of the Board Advisory Agreement. Pursuant to the Board Advisory Agreement, Mr. Humphries provides advice and counsel to the Board of Directors and the President and Chief Executive Officer of the Company. In consideration for his services, the Company has agreed to pay Mr. Humphries $50,000 on April 1, 1999.

                      PRINCIPAL STOCKHOLDERS AND BENEFICIAL
                             OWNERSHIP OF MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of March 15, 1999, unless otherwise noted, (a) by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (b) by each director;
(c) by each executive officer named in the Summary Compensation Table; and (d) by all directors and executive officers of the Company as a group.

                                                         Shares of Common Stock
                                                         Beneficially Owned (1)
                                                         ----------------------
                                                                    Percent of
Name                                                       Amount    Class (2)
--------------------------------------------------------  -------   ----------

Norwest Venture Capital (3).............................  830,803       9.4%

Circle F Ventures, LLC and Hayden R. Fleming (4)........  526,609       6.0%

Trustees of the General Electric Pension Trust (5)......  476,190       5.4%

Special Situations Funds (6)............................  445,700       5.0%

Coral Partners II, a limited partnership (7)............  444,859       5.0%

Richard B. Egen (8).....................................    4,000        *

Sam B. Humphries (9)....................................  105,289       1.2%

Paulita M. LaPlante (10)................................   85,835        *

Richard J. Meelia (11)..................................    4,000        *

Demetre M. Nicoloff, M.D. (12)..........................   75,244        *

Gary A. Peterson (13)...................................   94,839       1.1%

Byron (Buzz) Moran (14).................................   68,194        *

James Quackenbush (15)..................................   29,355        *

All directors and executive officers
as a group (10 persons) (16)............................  542,880       6.0%

------------------

* Less than 1% of the outstanding shares.

(1) Except as otherwise indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person or group holding such options but are not deemed outstanding for computing the percentage of any other person or group.

(2)     Based on 8,841,123 shares of Common Stock outstanding as of March 15,
        1999.

(3) Based on Schedule 13G filed February 5, 1998. Includes 366,834 shares held of record by Norwest Equity Partners IV and 453,225 shares held of record by Norwest Equity Partners V. Also includes 10,744 shares issuable upon exercise of an outstanding warrant held by Norwest Equity Partners V. Itasca Partners is the general partner of Norwest Equity Partners IV and may be deemed to be the beneficial owner of shares held by Norwest Equity Partners IV. Itasca Partners V is the general partner of Norwest Equity Partners V and may be deemed to be the beneficial owner of shares held by Norwest Equity Partners V. Daniel J. Haggerty, by virtue of his affiliation with Norwest Equity Partners IV and Norwest Equity Partners V, may be deemed to be the beneficial owner of shares held by Norwest Equity Partners IV and Norwest Equity Partners V; however he disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. John E. Lindahl and George J. Still, by virtue of their affiliation with Norwest Equity Partners V, each may be deemed to be the beneficial owner of shares held by Norwest Equity Partners V; however they disclaim beneficial ownership of such shares, except to the extent of their pecuniary interest therein. The address of Norwest Venture Capital and the other named individuals is 2800 Piper Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402.

(4) Based on Schedule 13G filed February 5, 1999. Includes 494,109 shares held of record by Circle F Venture LLC ("Circle F"), 25,000 shares held of record by a trust for the benefit of Hayden R. Fleming and his spouse and 7,500 shares held of record by Mr. Fleming's spouse or by an individual retirement account for the benefit of his spouse. Mr. Fleming is the managing member of Circle F. The address of Circle F and Mr. Fleming is 14988 N. 78th Way, Suite 200, Scottsdale, Arizona 85260.

(5) Based on a Schedule 13G filed February 14, 1997. General Electric Investment Corporation ("GEIC") is the investment advisor to the Trustees of the General Electric Pension Trust ("GEPT") and may be deemed a beneficial owner of such shares. GEPT and GEIC share voting and investment power with respect to such shares. The address of GEPT and GEIC is 3003 Summer Street, Stamford, Connecticut 06904-7900.

(6) Based on a Schedule 13G filed February 12, 1999. Includes 442,700 shares held of record by Special Situations Fund III, L.P., a limited partnership ("SSF III") and 3,000 shares held of record by Special Situations Cayman Fund, L.P., a limited partnership ("Cayman Fund"). MGP Advisors Limited Partnership ("MGP") is the general partner and investment advisor of SSF III, and AWM Investment Company, Inc. ("AWM") is the general partner of MGP and the general partner and investment advisor of the Cayman Fund. Austin W. Marxe and David Greenhouse are officers, directors and members of AWM and MGP, respectively, and may be deemed to be the beneficial owner of the shares held by SSF III and Cayman Fund. SSF III, MGP, Cayman Fund and AWM have sole voting and investment power with respect to the shares beneficially owned by such fund and advisor. Messrs. Marxe and Greenhouse have shared voting and investment power with respect to the shares beneficially owned by each of them. The address of SSF III, MGP, AWM and Messrs. Marxe and Greenhouse is 153 East 53 Street, New York, New York 10022. The address of Cayman Fund is c/o CIBC Bank and Trust Company (Cayman) Limited, CIBC Bank Building, P.O. Box 694, Grand Cayman, Cayman Islands, British West Indies.

(7) Based on a Schedule 13G filed February 8, 1999. Includes 4,034 shares issuable upon exercise of outstanding warrants held by Coral Partners II, a limited partnership ("Coral Partners II") and 10,109 shares issuable upon exercise of outstanding options held by Coral Group Inc. ("Coral"). Coral Management Partners II, Limited Partnership ("CMP II"), is the general partner of Coral Partners II. Coral is the management company of CMP II. The address of Coral Partners II is 60 South 6th Street, Suite 3510, Minneapolis, Minnesota 55402.

(8) Includes 4,000 shares issuable upon exercise of outstanding options held by Mr. Egen.

(9) Includes 227 shares issuable upon exercise of an outstanding warrant held by Mr. Humphries.

(10) Includes 83,748 shares issuable upon exercise of outstanding options held by Ms. LaPlante.

(11) Includes 4,000 shares issuable upon exercise of outstanding options held by Mr. Meelia.

(12) Includes 7,885 shares issuable upon exercise of outstanding stock options and warrants held by Dr. Nicoloff. Also includes 5,000 shares held by Nicoloff Properties, as to which Dr. Nicoloff disclaims any beneficial interest except to the extent of his pecuniary interest therein. Dr. Nicoloff is the managing agent of Nicoloff Properties.

(13) Includes 14,328 shares issuable upon exercise of outstanding options held by Mr. Peterson. Also includes 68,796 shares held of record by PSF Health Care Fund L.P. ("PSF"), 1,665 shares issuable upon exercise of options held by PSF, as to which Mr. Peterson disclaims any beneficial ownership except to the extent of any pecuniary interest therein. PSF Advisors is the general partner of PSF, and Mr. Peterson is a general partner of PSF Advisors.

(14) Includes 54,750 shares issuable upon exercise of outstanding options held by Mr. Moran.

(15) Includes 24,998 shares issuable upon exercise of outstanding options held by Mr. Quackenbush.

(16) Includes 225,423 shares issuable upon exercise of outstanding options and warrants held by officers and directors or their affiliates. Also includes all shares beneficially owned by PSF and Nicoloff Properties. See notes (12) and (13) above.

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Cash and Certain Other Compensation

        The following table provides summary information concerning cash and non-cash compensation paid to or earned by the Company's current and former Chief Executive Officer and those executive officers of the Company, who received or earned cash and non-cash salary and bonus of more than $100,000 for the fiscal year ended December 31, 1998 (the "Named Executive Officers").

                           Summary Compensation Table
                                                                            Long-Term
                                               Annual Compensation         Compensation
                                       ----------------------------------- ------------
                                                                            Securities
                                                            Other Annual    Underlying     All Other
Name and Principal Position      Year  Salary($) Bonus($)  Compensation($)  Options(#)   Compensation ($)
---------------------------      ----  --------- --------  ---------------  ----------   ----------------
Paulita M. LaPlante              1998  $136,885   $75,000        $0          553,889 (1)       $0
President and Chief Executive    1997   121,000         0         0           15,000            0
Officer                          1996   114,316    27,000         0            8,889            0

Sam B. Humphries (2)             1998   137,292         0     4,500 (3)      115,000 (4)   76,125 (5)(6)
Former President and Chief       1997   185,000    25,300     6,000 (3)       25,000        5,000 (6)
Executive Officer                1996   175,717    46,126     6,000 (3)       27,222        2,365 (6)

Byron (Buzz) Moran               1998   130,000         0         0           99,722 (8)        0
General Manager, Non-Invasive    1997   130,000         0         0            8,000            0
Systems                          1996   130,000    25,000    47,122 (7)       11,722            0

James Quackenbush                1998   102,254         0         0           94,889 (9)        0
Vice President, Manufacturing    1997    91,618         0         0            2,000            0
and Operations                   1996    86,462    13,000         0            2,889            0
-----------------------------

(1) Ms. LaPlante was granted options to purchase an aggregate of 530,000 shares of Common Stock during 1998. Of this amount, an aggregate of 265,000 shares represented options originally granted in March 1998 and September 1998, respectively, that were canceled and reissued in November 1998. The remaining 23,889 shares represented options originally granted in September 1996 and June 1997, respectively, that were canceled and reissued in November 1998. See "Compensation Committee Report on Repricing of Options."

(2) Mr. Humphries resigned as President and Chief Executive Officer on September 11, 1998.

(3)     Consists of a car allowance of $500 per month.

(4) Mr. Humphries was granted an option to purchase 115,000 shares of Common Stock during 1998. This option expired 90 days after Mr. Humphries' resignation on September 11, 1998.

(5) Includes $36,750 of debt forgiveness and $33,250 of gross-up payment. See "--Executive Compensation and Other Benefits--Employment Agreement."

(6) Consists of life insurance premiums paid by the Company on behalf of Mr. Humphries.

(7) Consists of amounts reimbursed by the Company for relocation and temporary living expenses.

(8) Mr. Moran was granted options to purchase an aggregate of 80,000 shares of Common Stock during 1998. Of this amount, 40,000 shares represented options originally granted in March 1998 that were canceled and reissued in November 1998. The remaining 19,722 shares represented options originally granted in September 1996 and June 1997, respectively, that were canceled and reissued in November 1998. See "Compensation Committee Report on Repricing of Options."

(9) Mr. Quackenbush was granted options to purchase an aggregate of 90,000 shares of Common Stock during 1998. Of this amount, 20,000 shares represented options originally granted in March 1998 that were canceled and reissued in November 1998. The remaining 4,889 shares represented options originally granted in September 1996 and June 1997, respectively, that were canceled and reissued in November 1998. See "Compensation Committee Report on Repricing of Options."

Option Grants and Exercises

        The following tables summarize option grants and exercises during the year ended December 31, 1998 to or by the Named Executive Officers and the potential realizable value of the options held by such persons at December 31, 1998.

                        Option Grants in Last Fiscal Year

                                   Individual Grants (1)
                      ------------------------------------------------
                                     Percent of
                                       Total
                       Number of      Options                          Potential Realizable Value
                       Securities    Granted to  Exercise               at Assumed Annual Rates
                       Underlying     Employees   or Base             of Stock Price Appreciation
                        Options       in Fiscal   Price    Expiration     for Option Term (2)
       Name            Granted (#)      Year      ($/Sh)      Date            5%         10%
-------------------    -----------      -----     -------   --------      --------    --------
Paulita M. LaPlante    200,000 (3)      13.0%     $2.3750   09/11/08      $298,727    $757,028
                       200,000 (4)      13.0%      1.6875   03/31/08       212,254     537,888
                        65,000 (3)       4.0%      5.1250   03/15/08       209,502     530,915
                        65,000 (4)       4.0%      1.6875   03/31/08        68,985     174,818
                        15,000 (4)       0.9%      1.6875   03/31/08        15,920      40,343
                         8,889 (4)       0.6%      1.6875   03/31/08         9,434      23,907

Sam B. Humphries       115,000 (5)        --         --        --               --          --

Byron (Buzz) Moran      40,000 (3)       3.0%      5.1250   03/15/08       128,924     326,708
                        40,000 (4)       3.0%      1.6875   03/31/08        42,452     107,580
                         8,000 (4)       0.5%      1.6875   03/31/08         8,490      21,516
                        11,722 (4)       0.7%      1.6875   03/31/08        12,440      31,526

James Quackenbush       50,000           3.0%      1.6875   11/05/08        53,065     134,475
                        20,000 (3)       1.0%      1.6875   03/31/08        21,226      53,790
                        20,000 (4)       1.0%      5.1250   03/15/08        64,462     163,354
                         2,000 (4)       0.1%      1.6875   03/31/08         2,123       5,379
                         2,889 (4)       0.2%      1.6875   03/31/98         3,066       7,770

(1) All of the options granted to executives were granted under the Company's 1993 Stock Option Plan. The foregoing options generally become exercisable at the rate of 25% of the number of shares covered by such option on each of the first four anniversary dates of the grant of such option, so long as the executive remains employed by the Company or one of its subsidiaries. However, options granted in November 1998 pursuant to the employee repricing program vest beginning on May 6, 1999 at the same dates as the corresponding option that was replaced. To the extent not already exercisable, options under the plan become immediately exercisable in full upon certain changes in control of the Company and remain exercisable for the remainder of their term. See "Executive Compensation and Other Benefits--Change in Control Arrangements."

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock, overall market conditions and the executive's continued employment with the Company. The amounts represented in this table might not necessarily be achieved.

(3) This option was granted in 1998 and was subsequently canceled and reissued in November 1998. See footnote 4 below.

(4) This option was granted in November 1998 pursuant to the employee repricing program and replaced an identical number of previously granted options. See "Compensation Committee Report on Repricing of Options."

(5) This option was granted in March 1998 and expired 90 days after Mr. Humphries' resignation on September 11, 1998.


                         Aggregated Option Exercises In
               Last Fiscal Year and Fiscal Year-End Option Values

                            Number of Securities
                           Underlying Unexercised       Value of Unexercised
                                 Options at             In-the-Money Options
                             December 31, 1998         at December 31, 1998(1)
                        --------------------------   ---------------------------
Name                    Exercisable  Unexercisable   Exercisable   Unexercisable
----                    -----------  -------------   -----------   -------------

Paulita M. LaPlante        75,554       302,223        $35,888        $6,334
Byron (Buzz) Moran         46,889        83,167         22,272        11,136
James Quackenbush          23,054        79,223         10,951         2,059

--------------------

(1) Value based on the difference between the fair market value of the Common Stock on December 31, 1998 ($1.375) and the exercise price of the options.

Employment Agreement

        Upon his initial employment in October 1991, the Company entered into an Employment Agreement with Sam B. Humphries providing for his employment as President and Chief Executive Officer. During 1998, Mr. Humphries' base salary was $185,000 per year, and he received an automobile allowance of $500 per month. In connection with the employment agreement, the Company granted Mr. Humphries stock options to purchase an aggregate of 121,162 shares of Common Stock at a price of $9.00 per share, which would have vested at various times through October 1, 1996. On August 2, 1995, the Board of Directors granted Mr. Humphries a Non-Statutory Option to purchase 272,222 shares of Common Stock at an exercise price of $0.90 per share expiring ten years after the grant date, and canceled Mr. Humphries' prior options. This option was granted as part of a grant of options to all employees of the Company at the same exercise price. On September 1, 1995, Mr. Humphries exercised this option and paid for the shares by executing a non-recourse promissory note in the amount of $245,000 in favor of the Company, which was secured by a pledge of the shares acquired. Pursuant to a letter agreement, dated September 14, 1998, Mr. Humphries terminated his employment with the Company and resigned as an officer effective September 11, 1998. In connection with his resignation, Mr. Humphries forfeited 40,833 shares of Common Stock of the Company which had not yet vested. The Company forgave $36,750 of principal under the $245,000 note that Mr. Humphries had executed in September 1995, and Mr. Humphries repaid the balance of principal and accrued interest under the note. The Company also made a gross-up payment to Mr. Humphries of $33,250 to cover income taxes related to the note forgiveness. Mr. Humphries is prohibited from competing with the Company for a period of one year following the termination of his employment.

Compensation Committee Report on Repricing Options

        In November 1998, the Compensation Committee repriced existing stock options held by all employees, including executive officers, by granting new options at an exercise price of $1.6875 per share in exchange for the cancellation of previously granted options covering an identical number of shares that had an exercise price of $2.00 or more. The original options that were repriced had exercise prices ranging from $3.625 to $13.00 per share. The $1.6875 exercise price of the repriced options is equal to the fair market value of one share of Common Stock on November 6, 1998, the date that the repriced options were granted. The repriced options will expire on March 31, 2008. The repriced options will vest on May 6, 1999 with respect to the same number of shares that had vested under the old options on November 6, 1998 and would have vested between November 7, 1998 and May 6, 1999. Paulita M. LaPlante, the Company's President and Chief Executive Officer held options to purchase an aggregate of 288,889 shares, which were repriced to an exercise price of $1.6875 per share. The Compensation Committee and the Board of Directors believed that repricing the options was critical to retaining the Company's employees, particularly in light of the fact that the Company was reviewing strategic alternatives at that time. This review process led to the engagement in December 1998 of Volpe Brown Whelan & Company, LLC, to serve as financial advisor to the Company. The Company is working with Volpe Brown Whelan to explore strategic alternatives, including joint ventures, corporate strategic alliances, sale of the business or product lines, or other business combinations. The Compensation Committee and the Board believed that providing employees with the opportunity to benefit from an increase in the equity value of the Company would be a critical factor in executing the Company's strategic objectives.

        The following table sets forth certain information regarding the repricing of options held by the Company's executive officers during the last ten fiscal years.

                           Ten-Year Option Repricings

                                Securities                                            Length of
                                Underlying    Market Price                          Original Option
                                 Number of    of Stock At   Exercise Price           Term Remaining
                                  Options       Time of       At Time of      New      At Date of
                                Repriced or   Repricing or   Repricing or   Exercise  Repricing or
        Name            Date    Amended (#)   Amendment ($)  Amendment ($)  Price ($)  Amendment
        ----            ----    -----------   ------------- --------------  --------- ------------
Paulita M. LaPlante    11/06/98   200,000        $1.6875        $2.375      $1.6875   118 months
President and Chief    11/06/98    65,000         1.6875         5.125       1.6875   112 months
Executive Officer      11/06/98    15,000         1.6875         4.875       1.6875   103 months
                       11/06/98     8,889         1.6875         6.000       1.6875    94 months

Byron (Buzz) Moran     11/06/98    40,000         1.6875         5.125       1.6875   112 months
General Manager,       11/06/98     8,000         1.6875         4.875       1.6875   103 months
Non-Invasive Systems   11/06/98    11,722         1.6875         6.000       1.6875    94 months

Wesley G. Peterson     11/06/98    40,000         1.6875         5.125       1.6875   112 months
Chief Financial        11/06/98     7,000         1.6875         4.875       1.6875   103 months
Officer, Vice          11/06/98     6,044         1.6875         6.000       1.6875    94 months
President of Finance
and Administration

James Quackenbush      11/06/98    20,000         1.6875         5.125       1.6875   112 months
Vice President,        11/06/98     2,000         1.6875         4.875       1.6875   103 months
Manufacturing and      11/06/98     2,889         1.6875         6.000       1.6875    94 months
Operations

Victor Kimball         11/06/98    10,000         1.6875         5.125       1.6875   112 months
Vice President,        11/06/98     2,000         1.6875         4.875       1.6875   103 months
Strategic Planning     11/06/98     2,889         1.6875         6.000       1.6875    94 months
and Product
Development


                                            Compensation Committee

                                            Richard J. Meelia
                                            Gary A. Peterson

Compensation Committee Interlocks and Insider Participation

     Gary A. Peterson and Richard J. Meelia served as members of the Company's Compensation Committee during fiscal 1998. Mr. Meelia is the President and Chief Executive Officer of The Kendall Company, and Mr. Peterson is a General Partner of PSF Advisors, the General Partner of PSF Health Care Fund L.P., each of which is an investor in the Company. See "Principal Stockholders and Beneficial Ownership of Management." No other relationships existed during 1998 with respect to Mr. Peterson or Mr. Meelia that would be required to be disclosed under the rules of the Securities Act of 1933, as amended.

Compensation Committee Report on Executive Compensation

        The Compensation Committee consisted of Mr. Peterson and Mr. Meelia during fiscal 1998. The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Company's directors, executive officers and key managers, and acts on such other matters relating to their compensation as it deems appropriate. In addition, the Compensation Committee administers the Company's stock option plans, pursuant to which incentive stock options and non-statutory stock options may be granted to eligible key employees, officers, directors and consultants of the Company, and the Company's Employee Stock Purchase Plan, pursuant to which employees of the Company may purchase shares of Common Stock directly from the Company on favorable terms through payroll deductions.

        Compensation Philosophy and Objectives. The philosophy underlying the decisions and recommendations of the Compensation Committee is to recognize and reward results and achievement at the Company and individual level by linking compensation to such achievement. Consistent with this philosophy, the Compensation Committee has set the following objectives for the Company's executive compensation program:

        o Motivate officers to achieve desired Company performance goals by rewarding such achievements.

        o Provide a program of compensation that is competitive with comparable companies to enable the Company to attract and retain key executive talent.

        o Align the interests of the Company's executives with the interests of the Company's stockholders by linking compensation to the Company's performance and by providing the Company's executives with long-term opportunities for stock ownership.

        In determining its recommendations as to the compensation of the Company's executives, the Compensation Committee considers factors such as Company performance, both in isolation and in comparison to companies of comparable development, complexity and size; the individual performance of each executive officer; historical compensation levels at the Company; the overall competitive environment for executives and the level of compensation necessary to attract and retain the level of key executive talent desired by the Company. The Compensation Committee places primary emphasis on Company performance rather than individual performance as measured against goals approved by the Compensation Committee. In analyzing these factors, the Compensation Committee may from time to time review competitive compensation data gathered in comparative surveys or collected by independent consultants.

        Executive Compensation Program Components. The Company's executive compensation program consists of base salary, annual cash performance bonuses, and long-term incentive opportunities under the Company's stock option plans. Each element of the compensation program is discussed in greater detail below.

                Base Salary. The Compensation Committee's recommendations regarding the base salary of each executive officer of the Company, including the compensation of Ms. LaPlante as President and Chief Executive Officer, are based on a number of factors, including the executive officer's experience and qualifications, the potential impact of the individual on the Company's performance, the level of skill and responsibility required by the individual's position and the other factors described above. Base salaries are determined for each year prior to the beginning of the year. In general, the Compensation Committee seeks to set executive officer base salaries at moderately to aggressively competitive levels in relation to the companies with which the Company competes for executives. In September 1998, Ms. LaPlante's base salary was increased from $121,000 to $180,000 in connection with her appointment as President of the Company.

                Annual Management Performance Bonuses. The Company's annual management performance bonus program is designed to provide a direct financial incentive to the Company's executive officers, including the President and Chief Executive Officer, for the achievement of specific Company performance goals. Following Ms. LaPlante's appointment in September 1998 as the Company's President, the Compensation Committee, with input from Ms. LaPlante, established performance goals, with a bonus of $50,000 if the minimum objectives were met and $75,000 if the maximum objectives were met. These objectives included achievement of specified sales quotas, the reorganization of the Company to meet specified spending goals, identification of potential corporate partners and funding sources, identification and retention of leading investment banking firms, and retention of key personnel necessary for implementation of the CapnoProbe program. The Committee concluded that Ms. LaPlante achieved all of the objectives. Accordingly, in the first quarter of 1999, Ms. LaPlante was paid a bonus of $75,000 for 1998. No bonus plan was established for, nor were any bonuses paid to, any of the other officers of the Company for 1998.

                Long-Term Incentive Compensation. The Compensation Committee makes long-term incentive compensation available to the Company's executive officers, as well as all other employees of the Company, through the grant of stock options. The purpose of stock option grants is to advance the interests of the Company and its stockholders by enabling the Company to attract and retain persons of ability to perform services for the Company, including persons performing services to the Company as executive officers. By granting stock options to executive officers and other employees, the Compensation Committee seeks to align the long-term interests of these individuals with those of the Company's stockholders by creating a strong and direct nexus between compensation and stockholder return and to enable executive officers and key managers to develop and maintain a significant ownership position in the Company. The Compensation Committee determines the number of options and the terms and conditions of such options based on certain factors, including the past performance of the executive officer, the executive officer's potential impact on the achievement of the Company's objectives, past grants or awards of stock-based compensation and on comparative compensation data regarding option grants by Company's within the medical device industry as well as within a broader group of companies of comparable size and complexity. Additionally, options may be granted to an executive officer as an incentive at the time the executive officer joins the Company. All options granted by the Compensation Committee have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. In general, options vest at the rate of 25% of the shares covered by the option each year over a period of four years and remain exercisable for a period of 10 years from the date of grant, provided the individual continues to be employed by the Company. In 1998, the Compensation Committee granted options to all executive officers of the Company and key managers and sales personnel of the Company. The primary purpose of the 1998 stock option grants was to recognize the outstanding individual contributions being made by these individuals during a year in which the Company would likely not meet its sales or financial objectives. In September 1998, Ms. LaPlante was granted an option covering 200,000 shares of Common Stock in connection with her appointment as President of the Company. In addition, in November 1998, the Compensation Committee repriced stock options held by all employees that had an exercise price of $2.00 per share or more. See "Compensation Committee Report on Repricing of Options."

        Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly held corporation to $1,000,000. In 1998, the Company did not pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000, and does not believe it will do so in the near future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate such a policy if compensation levels ever approach $1,000,000.

                                            Compensation Committee

                                            Richard J. Meelia
                                            Gary A. Peterson

Comparative Stock Performance

        The graph below compares, for the period from February 14, 1996, the date of the Company's initial public offering, to December 31, 1998, the total cumulative stockholder return on the Company's Common Stock to the total cumulative return on the Standard & Poor's 500 Stock Index and a peer-group selected in good faith by the Company consisting of the following companies:
Datascope Corporation; Diametrics Medical, Inc.; i-Stat Corporation; Marquette Medical Systems, Inc.; Protocol Systems, Inc.; and Spacelabs Medical, Inc. The peer group consists of public companies in the Company's industry that market arterial blood gas measurement systems or critical care patient bedside monitoring systems, and the peer-group companies were selected on that basis. The graph assumes a $100 investment in the Company's Common Stock, the Standard & Poor's 500 Stock Index and the peer-group on February 14, 1996 and the reinvestment of all dividends.


                              Optical Sensors
          Measurement Period   Incorporated     S&P 500 Index   Peer Group
          ------------------   ------------     -------------   ----------
         Measurement Point -
               2/14/96              100.00           100.00       100.00
         Year ended 12/31/96         61.54           115.97        87.65
         Year ended 12/31/97         41.35           154.66        91.31
         Year ended 12/31/98         10.58           198.86        77.07

Change in Control Arrangements

        In January 1998, the Company's Board of Directors approved a change in control severance pay plan (the "Change in Control Plan") for the Company's executive officers (the "Executives"). All of the Company's executive officers are covered by the Change in Control Plan. The Change in Control Plan provides for the payment of certain benefits to Executives of the Company upon the occurrence of a "Partial Change in Control" or a "Full Change in Control" A Partial Change in Control is defined as: (i) the sale of either the SensiCath product line or the CapnoProbe product line, but not both, or (ii) cessation of commercial activity or liquidation of the SensiCath product line. In January 1999, the Company suspended direct sales activity of the SensiCath product line and implemented a significant workforce reduction. This action constituted a Partial Change in Control under the Change in Control Plan. A Full Change in Control is defined as: (i) a merger involving the Company where the pre-merger Company's stockholders own (solely as a result of ownership before the merger of the Company stock) at least 50% but less than 80% of the surviving Company's voting stock (unless approved by the Board of Directors) or less than 50% of the surviving company's voting stock (whether or not approved by the Board of Directors); (ii) a transfer of substantially all of the Company's assets or liquidation of the Company; (iii) ownership by any person or group of 20% to 50% of the Company's voting stock (unless approved by the Board of Directors) or more than 50% of the Company's voting stock (whether or not approved by the Board of Directors); (iv) the "continuity" directors (the Company's current directors and their future nominees) cease to constitute a majority of the Board of Directors; and (v) any change of control that would be required by the Securities and Exchange Commission to be reported. In either case benefits are conditioned on termination of employment.

        An Executive will become eligible for benefits under the Change in Control Plan if the Executive is terminated by the Company without "cause" within 12 months after a Partial Change in Control or a Full Change in Control. In addition, an Executive will become eligible for benefits if the Executive terminates his or her employment for "good reason" within 12 months after a Full Change in Control. Good reason includes adverse changes in the Executive's status or position, reduction in base salary, material adverse changes in benefit plans and relocation. In the case of termination following a Partial Change in Control, the Executive will receive a cash payment equal to 100% of his or her annual base pay, payable over the twelve-month period following termination. If a Full Change in Control occurs prior to full payment, the remaining balance will be paid in a lump-sum at the time of the Full Change in Control. In the case of termination following a Full Change in Control, the Executive will receive a lump-sum cash payment equal to 100% of his or her annual base pay. In the case of termination following a Partial or Full Change in Control, the Executive will receive continued coverage under group health plan for 12 months at the rate for active employees (followed by 18 months of required "COBRA" coverage solely at the Executive's expense). In addition, if the Executive is terminated by the Company without "cause" within 12 months after a Partial Change in Control, all options held by the Executive will remain exercisable, to the extent exercisable at the time of termination, until their expiration date. In addition if a Full Change in Control occurs after the Executive's termination, his or her options will automatically accelerate and be exercisable in full. If any payments to the Executive in connection with a change in control (including acceleration of stock options) are subject federal excise tax on "excess parachute payments, the Executive will also receive a "gross up" payment sufficient to pay any excise tax on "excess parachute payments."

        The Change in Control Plan cannot be amended or terminated in any way adversely affecting participants within the one year period before a change in control without the participant's consent.

        Under the Company's 1993 Stock Option Plan, as amended (the "1993 Plan"), upon the occurrence of a "change in control" all outstanding options granted under the 1993 Plan will become and remain exercisable in full during their remaining terms regardless of whether the plan participants thereafter remain employees of the Company or a subsidiary. The acceleration of the exercisability of options under the 1993 Plan may be limited, however, if the acceleration would be subject to an excise tax imposed upon "excess parachute payments." Under the 1993 Plan, a "change in control" has occurred in the event of (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company; (b) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; (c) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirement; (d) any person becomes the "beneficial owner," directly or indirectly, of 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors; or (e) individuals who constitute the board of directors of the Company on the effective date of the 1993 Plan cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the 1993 Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors comprising the board of directors of the Company on the effective date of the 1993 Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such person were a member of the board of directors of the Company on the effective date of the 1993 Plan. In addition, the Compensation Committee, with the consent of any affected participant, may determine that some or all of the participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value of such shares immediately before the effective date of the change in control over the exercise price per share of the options.


                          RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

                                   PROPOSAL 2


        The Board of Directors has appointed Ernst & Young LLP, independent certified public accountants, as auditors of the Company for the year ending December 31, 1999. Such firm has acted as independent auditors of the Company since the fiscal year ended December 31, 1989. Although it is not required to do so, the Board wishes to submit the selection of Ernst & Young LLP to the stockholders for ratification. If the stockholders do not ratify the appointment of Ernst & Young LLP, another firm of independent auditors will be considered by the Board of Directors. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Board of Directors Recommendation

        The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as auditors of the Company for the year ending December 31, 1999. The affirmative vote of the holders of a majority of shares of Common Stock of the Company present in person or by proxy at the Annual Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR the ratification of Ernst & Young LLP.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based upon a review of the copies of such reports furnished to the Company during the year ended December 31, 1998 and written representations by such persons, all of the directors, officers and beneficial owners of greater than 10% of the Company's Common Stock filed on a timely basis the forms required by Section 16 of the Exchange Act, except that Gary A. Peterson, a director of the Company, filed a Form 4 in January 1999 reporting the sale of shares of Common Stock in December 1998 after the date such report was required to be filed.


                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

        Proposals of stockholders intended to be included in the proxy statement and proxy card relating to the 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before December 3, 1999 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

        A stockholder who wishes to make a proposal at the 2000 Annual Meeting of Stockholders without including the proposal in the Company's proxy statement must notify the Company by February 16, 2000. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Company for the 2000 Annual Meeting of Stockholders will have discretionary authority to vote on the proposal.


                                  OTHER MATTERS

        The management of the Company does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with the best judgment on such matters.

                                  MISCELLANEOUS

        THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 TO EACH PERSON WHO WAS A STOCKHOLDER OF THE COMPANY AS OF MARCH 22, 1999, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: OPTICAL SENSORS INCORPORATED, 7615 GOLDEN TRIANGLE DRIVE, SUITE A, MINNEAPOLIS, MINNESOTA 55344; ATTN: STOCKHOLDER INFORMATION.


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Paulita M. LaPlante

                                          Paulita M. LaPlante
                                          President and Chief Executive Officer

April 2, 1999
Minneapolis, Minnesota

                          OPTICAL SENSORS INCORPORATED
           This Proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints Paulita M. LaPlante and Wesley G. Peterson, and each of them, as Proxies, each with full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Optical Sensors Incorporated held of record by the undersigned on March 22, 1999, at the Annual Meeting of Stockholders to be held on May 6, 1999, or any adjournment, thereof.

1.      ELECTION OF DIRECTORS.

         [ ] FOR all nominees listed below    [ ] AGAINST all nominees listed
               below (except as marked to
               the contrary below)

        Paulita M. LaPlante           Richard B. Egen      Richard J. Meelia
        Demetre M. Nicoloff, M.D.     Sam B. Humphries     Gary A. Peterson

(INSTRUCTION: To vote against any individual nominee, strike a line through the nominee's name.)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                 [ ] FOR      [ ] AGAINST    [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposal 2 and for all nominees named in Proposal 1 above. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                   Dated:_____________, 1999


                                                   -----------------------------
                                                   Signature


                                                   -----------------------------
                                                   Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.